Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2005 (August 24, 2005, as to the effects of the reclassifications described in Note 4 to the consolidated financial statements), relating to the financial statements and financial statement schedules of WPS Resources Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles) appearing in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of WPS Resources Corporation dated August 24, 2005. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2005 relating to management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of WPS Resources Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
August 24, 2005